UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 7, 2009
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

Effective April 17, 2009, Alan J. Friedman is resigning as Senior Vice President, People of Novell, Inc. to become the Vice President of Human Resources of Mentor Graphics Corporation.

(e) Compensatory Arrangements of Certain Officers.

Amendment to 2009 Annual Bonus Program for Executives

At a meeting of the Board of Directors of Novell, Inc. (“Novell”) held on April 7, 2009, the independent members of the Board, upon the recommendation of the Compensation Committee of the Board of Directors, amended Novell's fiscal 2009 Annual Bonus Program for Executives (the “Executive Bonus Program”) by replacing the “cash flow from operations” performance category with a “total product invoice” performance category. At a meeting on December 15, 2008, the Compensation Committee had approved Novell's fiscal 2009 Executive Bonus Program, including the performance objectives for the named executive officers other than the Chief Executive Officer. The independent members of the Board of Directors of Novell had approved the Chief Executive Officer's participation in the Executive Bonus Program and his performance objectives on the same day.

The following description of the Executive Bonus Program supersedes the description included in Novell’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2008.

Under the Executive Bonus Program, bonuses for certain members of Novell's management team, including Novell's Chief Executive Officer, Chief Financial Officer and other named executive officers (collectively, the “Named Executive Officers”), will be determined pursuant to the following formula:

Weighted Quantitative Objectives	x	Qualitative Performance Factor	x	Target Bonus Percentage	x	Base Salary	=	Recommended Bonus Amount

Weighted Quantitative Objectives

As amended, the Weighted Quantitative Objective component of the Executive Bonus Program formula is based on quantitative targets within the following performance categories: (i) total product revenue, (ii) total product invoice, and (iii) non-GAAP pre-bonus operating income. The quantitative targets are based on Novell’s 2009 operating plan, as adjusted in January 2009 to reflect changes in the global economy. Each of the three performance categories has been assigned a weight (expressed as a percentage) such that the sum of the weights assigned to the three performance categories equals one-hundred percent. At the end of fiscal 2009, the Compensation Committee will approve a Weighted Quantitative Objective percentage (such percentage is referred to as the “Quantitative Factor”) for each Named Executive Officer, other than the Chief Executive Officer (whose Quantitative Factor will be determined by the independent members of the Board of Directors), based on Novell's actual performance relative to the quantitative targets within the performance categories. If Novell achieves less than 80% of a quantitative target within a performance category, no credit will be given to the Named Executive Officers for that performance category.

Qualitative Performance Factor

The Named Executive Officers have been assigned qualitative performance goals under the Executive Bonus Program that are designed to be consistent with Novell's company objectives for fiscal 2009. Such qualitative performance goals vary among the Named Executive Officers. Many, but not all, of the qualitative performance goals can be measured objectively. At the end of fiscal 2009, the Compensation Committee will approve a qualitative performance factor (a “Qualitative Factor”) for each Named Executive Officer, other than the Chief Executive Officer (whose Qualitative Factor will be determined by the independent members of the Board of Directors), based on the Named Executive Officer's achievement of his or her qualitative performance goals. The Qualitative Factor will range from 0 to 1.50 in accordance with the following scale:

LP (Low Performance)	=	0
MP (Moderate Performance)	=	.50 - .75
P (Performing)	=	.75 - 1.00
P+ (Performing Plus)	=	1.00 - 1.25
HP (High Performance)	=	1.25 - 1.50

Target Bonus Percentage

Based on applicable market data, the Compensation Committee set Target Bonus Percentages for the Named Executive Officers, other than the Chief Executive Officer, at various levels between 100% and 125% (with the Target Bonus for each Named Executive Officer, including the Chief Executive Officer, being equal to his or her Target Bonus Percentage multiplied by his or her annual base salary). The independent members of the Board of Directors of Novell established a Target Bonus Percentage for Novell's Chief Executive Officer of 125%.

Recommended Bonus Amount

The Recommended Bonus Amount for each Named Executive Officer will be determined by multiplying his or her Quantitative Factor, Qualitative Factor, Target Bonus Percentage, and Base Salary. The Compensation Committee, with respect to the Named Executive Officers other than the Chief Executive Officer, and the independent members of the Board of Directors of Novell, in the case of the Chief Executive Officer, retain discretion to adjust the Recommended Bonus Amount either upwards or downwards, provided that no Named Executive Officer may receive a bonus under the Executive Bonus Program that exceeds two times his or her Target Bonus.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: April 10, 2009	By /s/ Dana C. Russell (Signature) Dana C. Russell Senior Vice President and Chief Financial Officer (Title)